ARTICLES OF MERGER
                                                 MERGING
                             HUGHES RESOURCES, INC. (a Colorado Corporation)
                                                   INTO
                              HUGHES RESOURCES, INC. (a Nevada Corporation)

         THESE ARTICLES OF MERGER ("Agreement") are entered into and effective this 27th day of June, 1995, by and between HUGHES RESOURCES, INC., a Colorado corporation, and HUGHES RESOURCES, INC., a Nevada corporation.
         THIS IS TO CERTIFY:
         FIRST: HUGHES RESOURCES, INC., a corporation organized and existing under the laws of the State of Colorado (the "Colorado Company"), and HUGHES RESOURCES, INC., a corporation organized and existing under the laws of the State of Nevada (the "Nevada Company"), agree that the Colorado Company shall be merge into the Nevada Company.
         SECOND:           The Nevada Company shall survive the Merger and
shall continue under the name of HUGHES RESOURCES, INC.
         THIRD: The Articles of Incorporation of the surviving corporation shall be amended as part of the Merger to provide that, immediately following the Merger, all shares and other securities of the Nevada Company shall have the identical designation, rights, privileges, powers, and restrictions as the designations, rights, privileges, powers, and restrictions of the shares and other securities of the Colorado Company immediately prior to the Merger, with the sole exception that the par value of the stock of the surviving corporation shall be $0.001.
         Accordingly, Article VII of the surviving corporation's Articles of Incorporation shall be amended to read in full as follows:
                                               ARTICLE VII
                  The aggregate number of shares which this Corporation shall have the authority to issue is twenty-six million, five hundred ninety-five thousand, seven hundred forty-four (26,595,744) shares of $0.001 par value each, which shares shall be designated "Common Stock"; and ten million (10,000,000) shares of $0.001 par value each, which shares shall be designated "Preferred Stock" and which may be issued in one or more series at the discretion


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                  of the Board of Directors. In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions, thereof. All shares of any one series shall be alike in every particular manner
                  except   as   otherwise   provided   by  these   Articles   of
                  Incorporation or the Corporation Laws of Nevada.

         The Board of Directors of the surviving company shall take such other actions as may be necessary, if any, to ensure that the designations, rights, powers, and restrictions of the shares and other securities of the Nevada Company immediately following the Merger shall be identical to the designations, rights, powers, and the restrictions of the shares and other securities of the Colorado Company immediately prior to the Merger, with the sole exception that the par value of the stock of the surviving corporation shall be $0.001
         FOURTH: Pursuant to the approval, adoption, and recommendation of the Plan of Merger was duly advised, authorized and approved in the manner and by unanimous approval by the Board of Directors, as required by the corporate governance documents of the Colorado Company and the Colorado Business Corporation Act. Pursuant to the satisfaction of all exemptive conditions as enumerated in Sections 7-111-103(7)(a-d) of the Colorado Business Corporations Act, the adoption of this Plan of Merger does not recognize its submittal for a vote of the Company's shareholders, as its purpose is limited solely for redomiciling the corporation.
         FIFTH:            The Plan of Merger was duly adopted, authorized and
approved in the manner and by the vote of the Board of Directors required by the corporate governance documents of the Nevada Company and the Corporation Laws of the State of Nevada. There being no shareholders of the Nevada Company a shareholder vote was not taken.
         SIXTH:            The Plan of Merger is as Follows:
         1.       Merger.   The Colorado Company shall be, and hereby is,
merged into the Nevada Company.


         2.       Purpose.    The purpose for causing the Colorado Company
 to merge into the Nevada Company is to redomicile the existing corporation from Colorado to Nevada.


         3.       Effective Date.    This Agreement and Plan of Merger shall
become effective immediately upon compliance with the laws of the States of Colorado and Nevada, the time of such effectiveness being herein called the Effective Date.


         4.       Surviving Corporation.    The Nevada Company shall survive
the Merger herein contemplated and shall continue to be governed by the laws of the State of Nevada, but the separate corporate existence of the Colorado Company shall cease forthwith upon the Effective Date.

         5.       Compliance With Colorado State Statutes.     In accordance
with Colorado State Corporations Laws, Sections 7-111-103(7a-d).

                  (a) This Plan of Merger will not cause the Articles of Incorporation of the surviving corporation to differ from its Articles of Incorporation before the merger, with the sole exception that the par value of the stock of the surviving corporation shall be $0.001, instead of $0.01.

                  (b) This Plan of Merger will not affect the shareholders of the surviving corporation whose shares were outstanding immediately before the merger , in that they will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after the merger.

                  (c) The number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger either by the conversion of the securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than twenty percent the total number of voting shares of the surviving corporation outstanding immediately before the merger.

                  (d) The number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger either by the conversion of securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than twenty percent the total number of participating shares outstanding immediately before the merger.


         6. Articles of Incorporation. The present Articles of Incorporation of the Nevada Company, as amended pursuant to this Agreement, shall be the Articles of Incorporation of the Nevada Company following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions there of and the laws of the State of Nevada.

         7.       Bylaws.    The present Bylaws of the Colorado Company shall
be the Bylaws of the Nevada Company following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof.

         8. Further Assurance of Title. If at any time the Colorado Company shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in or to the Nevada Company any right, title or interest of the Colorado Company held immediately prior to the Effective Date, the Colorado Company and its proper officers and directors shall and will execute and deliver all such acknowledges or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title or interest in the Nevada Company and shall be necessary to carry out the purposes of this Agreement and Plan of Merger, and the Nevada Company and the proper officers and directors therefor are fully authorized to take any and all such action in the name of the Company or otherwise.

         9. Conversion of Outstanding Shares and Other Securities. Forthwith upon the Effective Date, each of the issued and outstanding shares of Common Stock of the Colorado Company shall be converted into one (1) fully paid and nonassessable share of Common Stock of the Nevada Company, each of the issued and outstanding shares of the Preferred Stock of the Colorado Company shall be converted into one (1) fully paid and nonassessable share of Preferred Stock in the Nevada Company, and each of any and all other issued and outstanding securities of the Colorado Company shall be converted into one (1) of the identical securities of the Nevada Company. Each share of Common Stock and Preferred Stock of the Nevada Company and any and all other securities of the Nevada Company immediately following the Merger shall have the same designations, relative rights, privileges, powers, and restrictions as the Common Stock and/or Preferred Stock and/or other securities of the same type, designation, class, and/or series of the Colorado Company immediately prior to the Merger, with the sole exception that the par value of the stock of the Nevada Company shall be $0.001. Existing certificates representing shares of Common Stock or Preferred Stock or any other security of the Colorado Company which was issued and outstanding on the Effective Date shall be overstamped upon their presentation to the transfer agent of the Nevada Company to reflect this merger.

         10.      Facsimile Counterpart.    If a party signs this Agreement and
transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.
                  ----------------------


         11.      Book Entries.    The merger contemplated hereby shall be
treated as a pooling of interests and as of the Effective Date entries shall be made upon the books of the Nevada Company in accordance with the Following:
                  -------------

                  (a) The assets and liabilities of the Nevada Company shall be recorded at the amounts at which they are carried on the books of the Colorado Company immediately prior to the Effective Date.

                  (b) There shall be credited to the Capital Account an amount equal to that carried on the Capital Account of the Colorado Company immediately prior to the Effective Date.

                  (c) There shall be credited to the Capital Surplus Account an amount equal to that carried on the Capital Surplus Account of the Colorado Company immediately following the Effective Date.

                  (d) There shall be credited to the Earned Surplus Account an amount equal to that carried on the Earned Surplus Account of the Colorado Company immediately following the Effective Date.

         12.      Principal Office.     The principal office of the Nevada
Company shall be located at 8283 N.Hayden Rd., Ste. 128, Scottsdale, AZ 85258 following the Effective Date unless and until the Company shall fix another location to be its principal office.
                  -----------------

         IN WITNESS WHEREOF, The undersigned Corporation has caused these Articles of Merger to be signed by a duly authorized officer and attested by another such officer, on the dates stated below.


ATTEST:                                          ATTEST:

Hughes Resources, Inc.                           Hughes Resources, Inc.
(a Colorado Corporation)                         (a Nevada Corporation)


-------------------------                        -------------------------
/s/ James R. Ray                                 /s/ James R. Ray
President                                        President

Dated:  July 6, 1995                             Dated: July 6, 1995



Hughes Resources, Inc.                           Hughes Resources, Inc.
(a Colorado Corporation)                        (a Nevada Corporation)


-------------------------                        -------------------------
/s/ George W. Smith                              /s/ George W. Smith
Director                                         Director

Dated:  July 5, 1995                             Dated:  July 5, 1995




STATE OF ARIZONA                    )
                                    ) SS.
COUNTY OF___________                )



         BEFORE ME, The undersigned authority, a Notary Public, on this day personally appeared James Ray, President of Hughes Resources, Inc.., a Nevada Corporation, known to me (or on the basis of satisfactory evidence) to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as a duly authorized officer of such corporation, for the purpose and consideration therein expressed, in the capacity therein stated and as the act and deed of such corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 20th day of  July, 1995.



                                      ---------------------------------
                                     /s/ Notary Public, State of Arizona


My Commission Expires:


September 13, 1998
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